UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust

(Name of Registrant as Specified In Its Charter)

OCTAGON CREDIT INVESTORS, LLC

GRETCHEN LAM

LAUREN LAW

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

Octagon Credit Investors, LLC (“Octagon”), together with the other participants named herein, has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of XAI Floating Rate & Alternative Income Trust, originally scheduled to be held on July 30, 2026, which has been adjourned to August 6, 2026.

On July 30, 2026, Octagon issued the following press release:

Octagon Denounces Decision by the Board of Trustees of XFLT to Delay the Shareholder Vote on the Proposed Sub-Adviser Transition

Urges the Board to Reconsider Its Ill-Conceived Plan and Work Constructively with Octagon to Chart a Better Path Forward for XFLT Shareholders

NEW YORK, NY – July 30, 2026 – Octagon Credit Investors, LLC (“Octagon,” “we” or “our”), a leading credit-focused asset manager with over 30 years of experience, issued the following statement regarding today’s adjournment of the special meeting of shareholders (the “Special Meeting”) of XAI Floating Rate & Alternative Income Trust (NYSE: XFLT) (formerly, XAI Octagon Floating Rate & Alternative Income Trust) (the “Fund” or “XFLT”).

Gretchen Lam, Octagon’s Chief Executive Officer, said:

XFLT’s Board of Trustees (the “Board”) and the Fund’s primary adviser, XA Investments LLC (“XAI”), have spent more than five weeks soliciting shareholder support for their proposal to approve a new sub-adviser (the “New Sub-Adviser Proposal”). They have issued more than a dozen press releases, made nearly 30 public filings and inundated investors with thousands of phone calls and targeted ads.

There has been ample time and opportunity for the Board and XAI to convince shareholders of the merits of their plan. But now—facing opposition from shareholders, market observers and a leading independent proxy advisory firm—the Board has adjourned the Special Meeting, demonstrating again its disregard for shareholder perspectives and interests.

The Board has full visibility into the vote results. There is only one reason why the Board would delay the Special Meeting: Shareholders, after being fully informed, have refused to support the New Sub-Adviser Proposal.

The Board does not have the support of shareholders or the mandate to make decisions on their behalf. The Board should listen to shareholders and embrace the real and substantive changes for which Octagon has advocated to close the discount to NAV and maximize value for all shareholders.

We call upon the Board to reconsider its ill-conceived plan to change sub-advisers and work with us to chart a Better Path Forward for XFLT and its shareholders. In our view, the right and necessary actions to improve the Fund’s returns and close the price-to-NAV discount include:

1.	Converting XFLT to a 10-year term trust to provide all shareholders with a clear path to realizing NAV;

2.	Conducting a tender offer for 25% of the Fund’s outstanding shares, without contingencies;

3.	Materially reducing the Fund’s management fee from 1.7% to 1.3%, driving millions of dollars of savings for the Fund’s shareholders;

4.	Simplifying the Fund’s management structure by appointing Octagon as the primary adviser (without a sub-adviser); and

5.	Reconstituting the Board with shareholder-focused trustees.

As XFLT’s sub-adviser since its inception and a meaningful shareholder, we remain dedicated to the Fund’s success and stand ready to engage constructively to expeditiously implement these initiatives. And we expect the Board to do the same.

We note that after years of resisting a tender offer to help drive shareholder value, XFLT on the eve of the shareholder vote, reluctantly agreed to a subscale tender seemingly just to get its new sub-adviser agreement approved; we encourage shareholders not to be fooled by this sudden volte face, which we suspect is simply an expedient means to cajole votes.

If the Board does not reconsider its plan to change sub-advisers—a step we believe is essential to protecting shareholder value—Octagon will continue to encourage its fellow shareholders to vote AGAINST the New Sub-Adviser Proposal. If you have already voted for the New Sub-Adviser Proposal, you may change your vote by voting a later-dated proxy AGAINST the New Sub-Adviser Proposal at any time. Only your latest dated proxy counts.

Shareholders with questions or who need assistance voting their proxy card AGAINST the New Sub-Adviser Proposal should contact Octagon’s proxy solicitor:

Saratoga Proxy Consulting LLC

(212) 257-1311 | (888) 368-0379 (toll-free)

info@saratogaproxy.com

Advisors

Sidley Austin LLP is serving as legal counsel to Octagon. Spotlight Advisors LLC is providing strategic and financial advice to Octagon and Gagnier Communications is providing communications advice. Saratoga Proxy Consulting is serving as Octagon’s proxy solicitor.

About Octagon Credit Investors

Founded in 1994, Octagon Credit Investors is a $32 billion asset manager specializing in broadly syndicated loan, structured credit, multi-asset credit, and direct lending strategies. Octagon’s disciplined, time-tested investment process relies on fundamental credit analysis and active portfolio management to generate attractive risk-adjusted performance for its clients.

Octagon is majority-owned by Conning,1 a leading global investment management firm with a long history of serving insurance companies and other institutional investors. Octagon and Conning are part of Generali Investments,2 a platform of asset management firms operating in more than 20 countries, offering distinctive strategies in public and private markets and expert insights to help investors achieve long-term performance. Generali Investments is the asset management arm of the Generali Group, one of the world’s largest insurance and asset management players.

For more information, please visit www.octagoncredit.com.

[1]	Conning, Inc., Goodwin Capital Advisers, Inc., Conning Investment Products, Inc., a FINRA-registered broker-dealer, Conning Asset Management Limited, Conning Asia Pacific Limited, Octagon Credit Investors, LLC, Global Evolution Holding ApS and its subsidiaries, and Pearlmark Real Estate, L.L.C. and its subsidiaries are all direct or indirect subsidiaries of Conning Holdings Limited (collectively, “Conning”) which is one of the family of companies whose controlling shareholder is Generali Investments Holding S.p.A. (“GIH”) a company headquartered in Italy. Assicurazioni Generali S.p.A. is the ultimate controlling parent of all GIH subsidiaries.
[2]	With €736.1 billion in assets under management (as of December 31, 2025), Generali Investments is the holding company that brings together several asset management companies on one platform, offering a portfolio of specialized expertise across various countries. Generali Investments is part of the Generali Group, founded in 1831 in Trieste, Italy. For further information, visit generali-investments.com.

Important Information

Octagon Credit Investors, LLC (“Octagon”), together with Gretchen Lam and Lauren Law (collectively, the “Participants”), has filed a definitive proxy statement on Schedule 14A, accompanying BLUE proxy card, and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to vote AGAINST the approval of a new sub-advisory agreement at the special meeting of shareholders of the XAI Floating Rate & Alternative Income Trust (the “Fund”) scheduled to be held on July 30, 2026.

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE FUND TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING THE BLUE PROXY CARD, THAT HAVE BEEN OR WILL BE FILED BY SUCH PARTICIPANTS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

Investor Contacts

John Ferguson / Joseph Mills

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

jmills@saratogaproxy.com

(212) 257-1311

(888) 368-0379

Media Contact

Riyaz Lalani / Dan Gagnier

Gagnier Communications

Octagon@gagnierfc.com

(646) 342-8087

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